EXHIBIT 23.4

TBPE REGISTERED ENGINEERING FIRM F-1580		FAX (713) 651-0849
1100 LOUISIANA SUITE 4600	HOUSTON, TEXAS 77002-5294	TELEPHONE (713) 651-9191

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the inclusion in or incorporation by reference into the Registration Statement on Form S-4 (including any amendments or supplements thereto, related appendices, and financial statements) of Memorial Resource Development Corp., or the Registration Statement, of our report, dated February 13, 2015, with respect to our audit of estimates of proved reserves and future net revenues to the interests of Memorial Production Partners LP and its subsidiaries, as of December 31, 2014. We also hereby consent to all references to our firm or such report included in or incorporated by reference into the Registration Statement.

/s/ Ryder Scott Company, L.P.
RYDER SCOTT COMPANY, L.P.
TBPE Registration No. F-1580

Houston, Texas

April 17, 2015

SUITE 600, 1015 4TH STREET, S.W.	CALGARY, ALBERTA T2R 1J4	TEL (403) 262-2799	FAX (403) 262-2790
621 17TH STREET, SUITE 1550	DENVER, COLORADO 80293-1501	TEL (303) 623-9147	FAX (303) 623-4258